AMENDMENT NUMBER 9

TO THE

SUB-ADVISORY AGREEMENT

This AMENDMENT NUMBER 9 (the “Amendment”) amends that certain SUB-ADVISORY AGREEMENT, dated August 2, 2017 (the “Agreement”), by and between Hartford Funds Management Company, LLC (“Adviser”), and Wellington Management Company LLP (“Sub-Adviser”), and is effective as of June 7, 2022 (the “Effective Date”).

WHEREAS, the Adviser has appointed, and the Board of Directors (the “Board”) of The Hartford Mutual Funds, Inc. (the “Company”) has approved the Sub-Adviser to serve as the sub-adviser of the series of the Company listed on Schedule A (each a “Fund” and collectively, the “Funds”) to the Agreement; and

WHEREAS, the Adviser and the Sub-Adviser desire to amend and restate Schedules A and B to reflect adding a new Fund, Hartford Dynamic Bond Fund, as described herein and as approved by the Board at its meeting held on May 11, 2022;

NOW, THEREFORE, the parties to the Agreement hereby agree as follows:

1.	Pursuant to Section 15 of the Agreement, Schedules A and B are deleted in their entirety and replaced with the attached Amended and Restated Schedules A and B to the Agreement.

2.	The changes to the Agreement reflected in this Amendment shall become effective as of the respective Effective Date reflected in this Amendment.

3.

Except as amended by this Amendment and any previous amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and the approval of the Board.

4.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By: /s/ Vernon J. Meyer
Name: Vernon J. Meyer
Title: Chief Investment Officer

WELLINGTON MANAGEMENT COMPANY LLP

By: /s/ Charles Mulhern
Name: Charles Mulhern
Title: Senior Managing Director

AMENDED AND RESTATED SCHEDULE A

List of Funds

This Amended and Restated Schedule A to that certain Sub-Advisory Agreement by and between Hartford Funds Management Company, LLC and Wellington Management Company LLP, dated August 2, 2017, is effective as of June 7, 2022, with certain revisions to be effective as of the date reflected on this Amended and Restated Schedule A.

THE HARTFORD MUTUAL FUNDS, INC.

on behalf of:

Hartford AARP Balanced Retirement Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

Hartford Climate Opportunities Fund

Hartford Core Equity Fund

The Hartford Dividend and Growth Fund

Hartford Dynamic Bond Fund

Hartford Emerging Markets Equity Fund

The Hartford Emerging Markets Local Debt Fund

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

Hartford Global Impact Fund1

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Equity Fund

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Value Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Multi-Asset Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

Hartford Real Asset Fund (formerly, The Hartford Global Real Estate Fund prior to May 2, 2022)

The Hartford Short Duration Fund

Hartford Small Cap Value Fund

The Hartford Small Company Fund

[1]	Hartford Global Impact Fund is added to Sub-Advisory Agreement effective October 4, 2019, upon the unwinding of the master-feeder structure.

The Hartford Strategic Income Fund

Hartford Sustainable Municipal Bond Fund

The Hartford Total Return Bond Fund

The Hartford World Bond Fund

AMENDED AND RESTATED SCHEDULE B

Fees Paid to the Sub-Adviser

This Amended and Restated Schedule B to that certain Sub-Advisory Agreement by and between Hartford Funds Management Company, LLC and Wellington Management Company LLP, dated August 2, 2017, is effective as of June 7, 2022 with certain revisions to be effective as of the date reflected on this Amended and Restated Schedule B.

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